Exhibit 4.8

No.: Zhong Lv Bao Di Zi 2012 [024-2]

Counter-Guarantee (Mortgage) Agreement

Mortgagor (Party A): Daqing Borun Biotechnology Co., Ltd.

Mortgagee (Party B): Zhong Lv Credit Guarantee Co., Ltd.

Counter-Guarantee (Mortgage/Pledge) Agreement

Mortgagor (Party A): Daqing Borun Biotechnology Co., Ltd.

Mortgagee (Party B): Zhong Lv Credit Guarantee Co., Ltd.

To secure the realization of the short-term loan for the cereals & oils of the leading enterprises in the agribusiness, equal to RMB 50 million, which is applied by Daqing Borun Biotechnology Co., Ltd. ("the Debtor") with Daqing Branch of Agricultural Development Bank of China  ("the Creditor") during the period from [], and in the mean time to secure Party B's exercise of right of recourse, as well as according to the "Entrustment Agreement on Guarantee" (No.:  Zhong Lv Wei Bao Zi 2012[024]) signed between the Debtor and Zhong Lv Credit Guarantee Co., Ltd., Party A is willing to provide a counter-guarantee (mortgage) to Party B, therefore, the Parties enter into this Counter-guarantee Agreement ("this Agreement") via equal negotiations.

1.              Coverage of the (Mortgage) Counter-guarantee Provided by Party A

(1)          The counter-guarantee shall secure all the debts that Party B shall pay off on behalf of the Debtor (including the principal, interest, penalty interest, compound interest, damages, liquidated damages payable by the Debtor, the property mortgage expense, the expenses for realizing the Creditor's rights, etc.) as well as the occupancy fee for the compensatory fund which is payable by the Debtor to Party B. The occupancy fee for the compensatory fund shall be calculated at 1‰/day of all the debts which are paid off by Party B on the Debtor's behalf from the repayment date on the Debtor's behalf.

(2)          The counter-guarantee shall secure all the liquidated damages, damages, attorney fees, guarantee fees and other fees payable by the Debtor to Party B under the "Entrustment Agreement on Guarantee".

(3)          The counter-guarantee shall secure all the fees for realizing Party B's mortgage right, including but not limited to the litigation fee, arbitration fee, property preservation fee, attorney fee, appraisal fee, auction fee, enforcement fee, agent fee, notarization fee, consultation fee, travel expenses, etc.

2.               Party A mortgages the properties which it has the right to dispose of.  The mortgaged properties are listed in the "List of Mortgaged Properties" attached herein, which is an integral part of this Agreement.

3.               Party A covenants that:

(1)          It has the legal ownership or disposal right to its mortgaged properties;

(2)          During the mortgage period, Party A shall well keep the mortgaged properties, shall be responsible for the repair and maintenance work, and shall ensure the mortgaged properties safe and sound.  If Party B requires learning about relevant information of the mortgaged properties, in which, Party A shall give full assistances.

(3)          From the effectiveness date of this Agreement, Party A shall deliver the title certificate of the following mortgaged properties to Party B for its keeping (unless otherwise provided by the law):

(a)          13 pieces of building of the company, with total areas of 26,006.3 square meters (see the "List of Mortgaged Properties").

(b)

(c)

(4)          If Party B requires purchasing insurance for certain mortgaged properties, Party A shall handle and complete the insurance formalities before the effectiveness of this Agreement and shall ensure to renew the insurance policy upon the expiration.

(5)          Party A shall be responsible for handling the appraisal, notarization, insurance, authentication, registration, transportation, keeping and other relevant issues under this Agreement and bear all related fees.

4.               During the mortgage period, if Party A has any activity causing the value of the mortgaged properties decreases, Party A shall mortgage additional properties or additionally provide other effective guarantee to Party B which is/are equal to the decreased value within 15 days after the value of the mortgaged properties decreases.

5.               During the mortgage period, if mortgaged properties have any damage which is covered by the insurance, or if any third party has any activity causing the value of the mortgaged properties decreases, any insurance compensation or damages shall be used to prepay the loan principal or shall be deposited to Party B's designated account.

6.               During the mortgage period, if Party A intends to lease the mortgaged properties, it shall obtain Party B's written approval.

7.               During the mortgage period, upon Party B's written approval, Party A may transfer the mortgaged properties and the proceed therefrom shall be disposed of according to Option 1 as provided below:

(1)          Deposit it to Party B's designated account and Party A shall not make use of it during the mortgage period;

(2)          Party A agrees to use it to prepay the loan upon.

8.               If Party A has any of the following events, it shall promptly notify Party B:

(1)          Its operation mode changes, such as implementing contracting, leasing, affiliation, merger (acquisition), split-up, shareholding reform, joint venture (cooperation) with foreign investment, etc.

(2)          Involve in litigations in connection with material economic disputes;

(3)          There is any dispute to the mortgaged right;

(4)          Bankruptcy, out of business, dissolution, being called for business suspension for rectification, with its business license or other licenses or qualification revoked or canceled;

(5)          There is any change to the legal representative, legal address and telephone number of the enterprise.

If any event provided in (1) above occurs, Party A shall notify Party B 30 days in advance; and for other events listed above, Party A shall notify Party B within 3 days after its occurrence.

9.               If Party A breaches Article 4, 5, 7 or 8 and causes damages to Party B, of which, Party A shall be liable for the compensation.

10.             If the loan is early recalled according to relevant provisions of the Loan Agreement signed between the Debtor and the Creditor (Bank), the creditor's rights under the Loan Agreement are not fully realized and Party B has to repay the debts on the Debtor's behalf, then Party B is entitled to early dispose of the mortgaged properties to recover its losses.

11.             Upon the expiration of the performance term under the Loan Agreement, if the Debtor fails to pay off all the debts and Party B has to repay the debts on the Debtor's behalf, then Party B is entitled to realize its mortgage right and to get compensation by converting the mortgaged properties into money or seek preferential payments from the proceeds from the auction or sales of the mortgaged properties concerned.

12.       Effectiveness

(1)          This Agreement shall come into effect upon being signed and stamped by the Parties and shall end until all the secured debts are paid off.

(2)          This Agreement shall be independent from the Primary Agreement and shall not be invalidated by the invalidity of the Primary Agreement.  If the Primary Agreement becomes invalid, then the Mortgagor shall undertake joint and several liabilities to pay off the debts arising from the Debtor's repayment/payment of the loan principal, interest and other compensations under the Primary Agreement.

13.          Dispute Settlement

Any disputes arising from the performance of this Agreement may be solved via mutual negotiation.  If no agreement on the dispute settlement is reached, then such dispute shall be handled according to Option (1) and (3) as provided below:

(1)	File a lawsuit with the people's court where Party B is located

(2)	Submit the dispute to Beijing Arbitration Committee for arbitration (in Beijing) in accordance with its applicable arbitral rules at the time of the submission. The arbitral award is final and shall be binding on the Parties.

(3)	If Party B files a law suit, the attorney fee which shall be calculated at 10% of the amount secured by Party B for the Debtor, shall be borne by Party A.

(4)	During the litigation or arbitration period, other provisions under this Agreement which are not related to the dispute shall be performed as well.

14.	Special Agreement: If Party A fails to perform its guarantee liability or fails to fully perform its guarantee liability, then Party A is willing to accept the enforcement according to the law.

15.	This Agreement has 3 original copies for Party A and Party B and Registration Authority to hold one, which shall have the same legal effect.

Party A (Company Stamp): Daqing Borun Biotechnology Co., Ltd.

Legal Representative:

Authorized Representative: Cui Xingjian

Party B (Company Stamp): Zhong Lv Credit Guarantee Co., Ltd.

Legal Representative:

Authorized Representative: Wang Yong

Date: September 14, 2012

Place for Execution:

Enclosed: "List of Mortgaged Properties" and other Annexes

Under the Counter-Guarantee (Mortgage/Pledge) Agreement ( Zhong Lv Bao Di Zi 2012 [024-2]):

List of Mortgaged Properties

Unit: RMB 10,000

No.	Name of the Mortgaged Properties	Owner	Unit (m2)	Area	Number of the Title Certificate	Legal Address	Value of the Mortgaged Properties	Mortgaged Amount for Other Creditor's Rights	Remark
1	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	474.58	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 352399	Jubao Village, Zhusan Town, Datong District
2	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	2106.08	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 352402	Jubao Village, Zhusan Town, Datong District
3	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	1771.35	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 352411	Jubao Village, Zhusan Town, Datong District
4	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	254.04	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 376588	Jubao Village, Zhusan Town, Datong District
5	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	391.03	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 376606	Jubao Village, Zhusan Town, Datong District
6	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	958.01	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 376591	Jubao Village, Zhusan Town, Datong District
7	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	1077.07	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 376587	Jubao Village, Zhusan Town, Datong District
8	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	1415.14	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 376595	Jubao Village, Zhusan Town, Datong District
9	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	1419.95	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 533425	Jubao Village, Zhusan Town, Datong District
10	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	2351.16	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 533436	Jubao Village, Zhusan Town, Datong District
11	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	1771.44	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 533458	Jubao Village, Zhusan Town, Datong District
12	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	1583.56	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 533492	Jubao Village, Zhusan Town, Datong District
13	House Property	Daqing Borun Biotechnology Co., Ltd.	(m2)	10432.89	Qing Fang Quan Zheng Da Tong Qu Zi Di NA 539714	Jubao Village, Zhusan Town, Datong District
Total Amount:			26006.3

Mortgagor (Company Stamp): Daqing Borun Biotechnology Co., Ltd.

Legal Representative:

Authorized Representative: Cui Xingjian

Mortgagee (Company Stamp): Zhong Lv Credit Guarantee Co., Ltd.

Legal Representative:

Authorized Representative: Wang Yong

Date: September 14, 2012